Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-281937 and 333-276091) of Kazia Therapeutics Limited (the Company) of our report dated November 15, 2024, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Audit Pty Ltd

Sydney, Australia
November 15, 2024